UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 17, 2012, Randy W. Wright was appointed the Vice President and Controller of Huntsman Corporation (the “Company”). Mr. Wright most recently served as the Company’s Assistant Controller and Director of Financial Reporting. He joined the Company in 2004. Mr. Wright replaces L. Russell Healy as Controller, whose retirement was previously reported by the Company.

Mr. Wright will receive salary, cash performance awards and stock-based equity compensation, and will participate in other benefit and compensation plans, at levels consistent with his seniority and scope of responsibility. As an executive officer, Mr. Wright is also now eligible to participate in the Company’s supplemental retirement plan and certain supplemental defined contribution plans. Additional information regarding these plans is contained in the Company’s Proxy Statement dated March 25, 2011.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ James R. Moore
Executive Vice President, General Counsel and Secretary

Dated: February 17, 2012